Exhibit 10.1
AMERICA SERVICE GROUP INC.
1999 AMENDED AND RESTATED INCENTIVE STOCK PLAN
STOCK GRANT CERTIFICATE
This Stock Grant Certificate evidences a Stock Grant made pursuant to the America Service Group Inc. (the “Company”) Amended and Restated 1999 Incentive Stock Plan (the “Plan”) of ______ shares of restricted Stock to ______, who shall be referred to as “Employee.” This Stock Grant is granted effective as of _________, which shall be referred to as the “Grant Date.”

AMERICA SERVICE GROUP INC.
By:
Scott Hoffman, Senior Vice President and
Chief Administrative Officer

TERMS AND CONDITIONS
     § 1. Plan and Stock Grant Certificate. This Stock Grant is subject to all of the terms and conditions set forth in this Stock Grant Certificate and in the Plan. If a determination is made that any term or condition set forth in this Stock Grant Certificate is inconsistent with the Plan, the Plan shall control. All of the capitalized terms not otherwise defined in this Stock Grant Certificate shall have the same meaning in this Stock Grant Certificate as in the Plan. A copy of the Plan will be made available to Employee upon written request to the corporate Secretary of the Company
     § 2. Stockholder Status. Employee shall have the right under this Stock Grant to receive cash dividends on all of the shares of Stock subject to this Stock Grant when and as the same are paid to the stockholders of the Company and to vote such shares until Employee’s right to such shares is forfeited or becomes nonforfeitable. If Employee forfeits any shares under § 3, Employee shall at the same time forfeit Employee’s right to vote such shares and to receive future dividends paid with respect to such shares. Any Stock dividends or other distributions of property (other than cash dividends) made with respect to shares that remain subject to forfeiture under § 3 shall be held by the Company, and Employee’s rights to receive such dividends or other property (other than cash dividends) shall be forfeited or shall be nonforfeitable at the same time the shares of Stock with respect to which the dividends or other property are attributable are forfeited or become nonforfeitable. Except for (1) the right to receive cash dividends, which shall be paid when and if paid to the stockholders of the Company and (2) the right to vote the shares of Stock subject to this Stock Grant which are described in the first sentence of this § 2, Employee shall have no rights as a Stockholder with respect to such shares of Stock until Employee’s interest in such shares has become nonforfeitable.

     § 3. Vesting and Forfeiture.
a.	Vesting. Subject to § 3(b), Employee’s interest in the Stock subject to this Stock Grant shall become nonforfeitable in accordance with Exhibit B.

b.	Forfeiture. If the employee’s employment is terminated for any reason, except as set forth below, before his or her interest in all of the shares shall have become nonforfeitable (as set forth in § 3(a) above), then he or she shall forfeit that portion of shares which have not then previously become nonforfeitable. Notwithstanding the foregoing, that portion of the shares that have not previously become nonforfeitable in accordance with § 3(a) above shall become fully nonforfeitable prior to the dates set forth in § 3(a) above if any of the following occur:
1.	If there is Change in Control of America Service Group Inc., the shares shall become fully nonforfeitable immediately upon the occurrence of the event causing the Change in Control. For purposes of this Agreement, the term Change in Control shall have the meaning ascribed to it in Section 2 of the Plan; provided, however, that if any Employee has a separate written employment agreement that specifically defines Change in Control, such definition shall be used for that Employee only.

2.	If the Employee’s employment with the Company or any of its affiliates, parents or subsidiaries, is terminated due to the death of the Employee, the shares shall become fully nonforfeitable upon the date of death.

3.	If the Employee’s employment with the Company or any of its affiliates, parents or subsidiaries is terminated due to the Disability of the Employee, the shares shall become fully nonforfeitable upon such date of termination. For purposes of this Agreement, the term Disability shall be defined as the Employee failing to or being unable to perform, as determined by the Committee in its sole discretion, the duties required of his or her job because of any physical or mental infirmity, and such failure or inability shall continue for any six consecutive months; provided, however that if any Employee has a separate written employment agreement that specifically defines Disability, such definition shall be used for that Employee only.

4.	If the Employee’s employment with the Company or any of its affiliates, parents or subsidiaries is terminated by the company due to any reason other than as set forth above or other than for a “Termination for Cause”, the shares shall become fully nonforfeitable upon the date of such termination. For purposes of this Agreement a “Cause” shall mean: (i) intentional commission of an act, or failure to act, in a manner which constitutes dishonesty or fraud or which has a direct material adverse effect on the Company or any of its affiliates, parents or subsidiaries or their respective businesses, in each case as determined by the Committee in its sole discretion; or (ii) Employee’s conviction of or a plea of guilty to any felony or crime involving moral turpitude; provided, however that if any Employee has a separate written employment agreement that specifically defines “Cause”, such definition shall be used for that Employee only.
     § 4. Stock Certificates. Company shall issue a stock certificate for the shares of Stock subject to this Stock Grant in the name of Employee upon Employee’s execution of the irrevocable stock power in favor of Company attached as Exhibit A. The Secretary of Company shall hold such stock certificate representing such shares and any distributions made with respect to such shares (other than cash dividends) until such time as his or her interest in such shares have become nonforfeitable or have been forfeited. As soon as practicable after each date as of which his or her interest in any shares becomes nonforfeitable under § 3(a), Company shall issue to Employee a stock certificate reflecting the shares in which his or her interest has become nonforfeitable on such date (together with any distributions made with respect to the shares that have been held by Company). If shares are forfeited, the shares (together with any distributions made with respect to the shares that have been held by Company) automatically shall revert back to Company.
     § 5. Nontransferable. No rights, other than nonforfeitable rights, granted under this Stock Grant Certificate shall be transferable by Employee, other than by will or by the laws of descent and distribution. The person or persons, if any, to whom this Stock Grant is transferred by will or by the laws of descent and distribution shall be treated after Employee’s death the same as Employee under this Stock Grant.
     § 6. Other Laws. Company shall have the right to refuse to transfer shares of Stock subject to this Stock Grant to Employee if Company acting in its absolute discretion determines that the transfer of such shares might violate any applicable law or regulation.
     § 7. No Right to Continue Service. Neither the Plan, this Stock Grant Certificate, nor any related material shall give Employee the right to continue in employment by the Company or any of its affiliates, parents or subsidiaries, or shall adversely affect the right of ASG or any of its affiliates, parents or subsidiaries to terminate Employee’s employment with or without cause at any time.
     § 8. Governing Law. The Plan and this Stock Grant Certificate shall be governed by the laws of the State of Delaware.
     § 9. Binding Effect. This Stock Grant Certificate shall be binding upon Company and Employee and their respective heirs, executors, administrators and successors.
     § 10. Headings and Sections. The headings contained in this Stock Grant Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stock Grant Certificate. All references to sections in this Stock Grant Certificate shall be to sections of this Stock Grant Certificate unless otherwise expressly stated as part of such reference.
     § 11. Tax Withholding. This Stock Grant has been granted subject to the condition that Employee consents to whatever action the Company directs to satisfy the minimum statutory federal and state withholding requirements, if any, which the Company determines are applicable.

Exhibit A
IRREVOCABLE STOCK POWER
     As a condition to the issuance to the undersigned of a stock certificate for the ______ shares of Stock which were granted to the undersigned as a Stock Grant under the America Service Group Inc. 1999 Amended and Restated Incentive Stock Plan in the Stock Grant Certificate dated _________, the undersigned hereby executes this Irrevocable Stock Power in order to sell, assign and transfer to America Service Group Inc. the shares of Stock subject to such Stock Grant for purposes of effecting any forfeiture called for under § 3(b) of the Stock Grant Certificate and does hereby irrevocably give America Service Group Inc. the power (without any further action on the part of the undersigned) to transfer such shares of Stock on its books and records back to America Service Group Inc. to effect any such forfeiture. This Irrevocable Stock Power shall expire automatically with respect to the shares of Stock on the date such shares of Stock are no longer subject to forfeiture under § 3(b) of such Stock Grant Certificate or, if earlier, immediately after such a forfeiture has been effected with respect to such shares of Stock.

Signature
Printed Name
Date

Exhibit B
Vesting.
1. The Employee’s interest in the first one-third of the shares of Stock subject to this Stock Grant (rounding down to the nearest whole number) shall become nonforfeitable on the first anniversary of the Grant Date unless prior to the first anniversary of the Grant Date the employee’s employment is terminated for any reason except for the reasons set forth §§ 3(b)(2) through 3(b)(4).
2. The Employee’s interest in the second one-third of the shares of Stock subject to this Stock Grant (rounding down to the nearest whole number) shall become nonforfeitable on the second anniversary of the Grant Date unless prior to the second anniversary of the Grant Date the employee’s employment is terminated for any reason except for the reasons set forth §§ 3(b)(2) through 3(b)(4), and
3. The Employee’s interest in the third one-third of the shares of Stock subject to this Stock Grant (rounding down to the nearest whole number) shall become nonforfeitable on the third anniversary of the Grant Date unless prior to the third anniversary of the Grant Date the employee’s employment is terminated for any reason except for the reasons set forth §§ 3(b)(2) through 3(b)(4).

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